AMENDMENT AGREEMENT

THIS AGREEMENT dated the 30th day of June, 2010.

BETWEEN:
FIDUCIE FAMILIALE MAZOYER, a trust formed under the laws of the Province of Québec (“Fiducie Mazoyer”) represented herein per GILLES MAZOYER and CARL BOUCHARD (the “Trustees”), es qualité as trustees of Fiducie Mazoyer;

-and-

BON-ANGE INC., a corporation incorporated under the Companies Act (Quebec) and now governed by the Corporations Act (Quebec) (“BAI”);

- and –

GILLES MAZOYER, an individual domiciled and resident in the Province of Québec (“Mazoyer”);

(Fiducie Mazoyer, Mazoyer and BAI are hereafter collectively referred to as the “Vendors” and, individually, a “Vendor”)

– and –

7834080 CANADA INC., a corporation incorporated and governed by the Canada Business Corporations Act (the “Purchaser”)

1.	Reference is hereby made to the Share Purchase Agreement entered into between the Vendors and the Purchaser, dated May 13, 2011 (the “Share Purchase Agreement”).

2.
Defined terms used herein which are not specifically defined have the meanings ascribed to them in the Share Purchase Agreement.  All reference Section numbers referred to herein are the Section numbers of the Share Purchase Agreement.

3.	The parties wish to make the following amendments to the Share Purchase Agreement as set out in this Amendment Agreement.

4.	Section 1.1.8 of the Share Purchase Agreement is deleted and replaced by the following :

“1.1.8	“BAI Shares” means the 2 960 000 Class “D” and 200 Class “C” Shares in the capital of the Corporation;”

5.	Section 1.1.27 of the Share Purchase Agreement is deleted and replaced by the following :

“1.1.27	“Corporation Accountant” means Blain, Joyal, Charbonneau;”

6.	Section 1.1.94 of the Share Purchase Agreement is deleted and replaced by the following :

“1.1.94	“Third Party Accountant” means Ernst & Young, Montreal office;”

7.	The parties hereby agree that the date of August 31, 2011 in Section 2.4 is change to August 19, 2011.

8.	Section 4.2.2 is amended by inserting the words “in the amount of ten million dollars ($10,000,000)” following the words “product liability insurance” and before the words “covering the Vendors”.

9.	Section 2.1 of the Share Purchase Agreement is deleted and replaced by the following :

“Purchase and Sale of the Purchased Shares

Subject to the terms and conditions of this Agreement, each of the Vendors agrees to sell, transfer and assign that portion of the Purchased Shares owned by such Vendor to the Purchaser, and the Purchaser agrees to purchase the Purchased Shares from the Vendors, effective as of July 1st, 2011.”

10.
The amount of the Purchase Price set out in Section 2.2 is changed from five million five hundred thousand dollars ($5,500,000) to six million three hundred ninety-one thousand and eighty-seven dollars ($6,391,087).

11.
The amount of four million nine hundred fifty thousand dollars ($4,950,000) set out in Section 2.3.1(a) is changed to five million seven hundred forty-one and eighty-seven dollars thousand dollars ($5,741,087).

12.	The amount of the Escrowed Funds, five hundred fifty thousand dollars ($550,000) in Section 2.3.1(b) is changed to six hundred fifty thousand dollars ($650,000).

13.	Section 1.14. The reference to Schedule 3.1.19 – Adjustments Financial Statements is deleted.

14.
Section 3.1.48(f) is amended by inserting the words “and except for the 18 Pulse autotransformer for which no representation or warranty are made” following the words “Schedule 3.1.48” and before the words “to the knowledge”.

15.
Section 6.16 is added “6.16 R&D Claims.  The Vendors shall reimburse the Purchaser or the Corporation for any credit or payment related to research and development previously issued to the Corporation which is reversed by any Governmental Authority.”.

16.	Except as expressly amended hereby, the Share Purchase Agreement remains unmodified and in full force and effect.

17.
This Agreement may be executed in multiple counterparts, each counterpart of which shall, for all purposes, be deemed an original, but which together shall constitute one and the same instrument. The parties agree that a scanned or electronically reproduced copy or image of this Agreement, as executed, shall be deemed an original and may be introduced or submitted in any action or proceeding as a competent evidence of the execution, terms and existence of this Agreement notwithstanding the failure or inability to produce or tender an original, executed counterpart of this Agreement and without the requirement that the unavailability of such original, executed counterpart of this Agreement first be proven.

[signatures on the following page]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

FIDUCIE FAMILIALE MAZOYER

Per:	/s/ Gilles Mazoyer
Name:	Gilles Mazoyer
Title:	Trustee

Per:	/s/ Carl Bouchard
Name:	Carl Bouchard
Title:	Trustee

BON‐ANGE INC.

Per:	/s/ Gilles Mazoyer
Name:	Gilles Mazoyer
Title:

/s/ Gilles Mazoyer
GILLES MAZOYER

7834080 CANADA INC.

Per:	/s/ Nathan Mazurek
Name:	Nathan Mazurek
Title:	President